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                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into on MARCH 31 , 1998 by and between Pelican National Bank (hereinafter referred to as "Bank"), and Michael D. Surgen (hereinafter referred to as "Executive").

                               W I T N E S S E T H

         WHEREAS, PN Holdings, Inc. (hereinafter referred to as "Bancorp") is a holding company which owns the Bank.

         WHEREAS, in order to insure the successful management of Bank, Bank desires to avail itself of the experience, skills, abilities and knowledge of Executive; and

         WHEREAS, both Bank and Executive desire to embody the terms and conditions of Executive's employment in this written agreement which supersedes all prior agreements, whether written or oral; and

         WHEREAS, the employment, the duration thereof, the compensation to be paid to Executive, and other terms and conditions of employment provided in this Agreement were duly fixed, stated, approved and authorized for and on behalf of Bank, by action of its Board of Directors.

         NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, the sufficiency of which is acknowledged, the parties hereto covenant and agree as follows:

              1. TERM

              Effective March __, 1998, the Bank agrees to employ Executive as President and Chief Executive Officer of Bank, and Executive hereby accepts employment with the Bank ("Commencement Date") and shall continue for a period of five (5) years from and after the Commencement Date. This period of employment shall be referred to herein as "the Term". The Bank agrees to give the Executive notice three (3) months prior to the end of the Term if it does not intend to extend or enter into a new Agreement with the Executive.

              2. DUTIES

                 2.1 Generally. Executive shall serve as President and Chief Executive Officer of Bank, subject to the powers by law vested in the Board of Directors of the Bank, and in Bank's shareholders. Executive shall also serve as a member of the Board of Directors of the Bank. During the Term of this Agreement, Executive shall perform his duties faithfully, diligently and to the best of his ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and Bank's Articles of Association and Bylaws.


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                 2.2 Performance. Except as provided in Paragraph 6.1 herein,
Executive's employment after Commencement Date shall devote substantially his full energies, interest, abilities and productive time to the business of Bank. Executive shall at all times loyally and conscientiously perform all of these duties and obligations hereunder and shall at all times strictly adhere to and obey, and instruct and require all those working under and with his strictly to adhere and obey, all applicable federal and state laws, statutes, rules and regulations to the end that Bank shall at all times be in full compliance with such laws, statues, rules and regulations.

              3. COMPENSATION

                 3.1 Operating Period. During the Term, Executive shall receive an annual salary in the amount of One Hundred and Twenty Thousand Dollars ($120,000.00) payable in accordance with the normal payroll periods at Bank. The Executive's annual salary shall be increased (but not decreased) during each year of the Term of this Agreement solely in the discretion of the Board of Directors of the Bank. The Executive shall not be paid any further compensation for serving as a Director of the Bank or on committees of the Board of Directors of the Bank.

                 3.2 Bonus. In addition to the annual salary set forth in
Section 3.1 hereof, during the Term, Executive may receive such bonuses, if any, as the Board of Directors of the Bank, in its sole discretion, may determine.

              4. EXECUTIVE BENEFITS

                 4.1 Group Medical Benefits. The Bank shall provide the Executive, at the Bank's expense, group medical benefits to the same extent that such benefits are available to other employees of the Bank. The Bank shall provide the Executive, at the Bank's expense, with dental benefits and benefits for all family members living at home. Health benefits for children of the Executive, currently in college, shall be made available at the Executive's expense.

                 4.2 The Bank shall provide the Executive, at the Bank's expense, with a $250,000 term life insurance policy.

                 4.3 Business Expense. Executive shall be entitled to reimbursement by the Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for the Bank during the Term, which type of expenditures shall be determined by the Board of Directors of the Bank, provided that:

                     (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as deductible compensation to Executive; and


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                     (b) Executive furnishes to the Bank adequate records and
other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible compensation to Executive.

                     (c) Such expenses shall not exceed the sum of Fifteen Hundred Dollars ($1,500.00) per month during the Term of this Agreement.

                 4.3 Automobile. Executive shall receive an automobile allowance in the sum of Five Hundred Dollars ($500.00) per month.

                 4.4 Vacation. Executive shall be entitled to a vacation and personal days in each year during the Term, which vacation and personal days shall be 15 business days during each year of the Term of this Agreement. Any vacation time and personal days not used during any year of the Term may be accrued for use in future years.

                 4.5 Sick Leave and Retirement Benefits. Executive shall be entitled to participate in all Bank sick leave and retirement policies and plans if otherwise eligible.

                 4.6 Moving Expenses. The Bank will reimburse the Executive for moving expenses up to $7,000 upon completion of the Executive's move to Naples, Florida. In addition, the Bank will pay for two trips for the Executive's wife to Naples, Florida to find a residence for the Executive and his family.

              5. PROPERTY RIGHTS

                 5.1 Trade Secrets. During the Term, Executive may have access to and become acquainted with various trade secrets which are owned by the Bancorp and the Bank and which may regularly be used in the operation of the Bank. Executive shall not disclose any such trade secrets, directly or indirectly, or use them in any way, during the Term or at any time thereafter, except as required pursuant to the provisions of this Agreement. All such trade secrets, including, but not by way of limitation, any and all files, records, documents, specifications, equipment, customer lists and similar items relating to the business of the Bancorp and the Bank, whether prepared by Executive or otherwise coming into Executive's possession, shall remain the exclusive property of the Bancorp and the Bank and shall not be removed from the premises of the Bancorp and the Bank under any circumstances whatsoever without the prior written consent of the applicable Board.

                 5.2 Other Property. Upon termination of this Agreement, Executive shall immediately deliver to the applicable Board any and all property in Executive's possession or under Executive's control belonging to the Bancorp and the Bank, in good condition, ordinary wear and tear and damage by any cause beyond Executive's reasonable control excepted.


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              6. ADDITIONAL OBLIGATIONS

                 6.1 Covenant Not to Compete. During the Term of this Agreement and upon the expiration of any payments under Section 7 of this Agreement and for a period of one year thereafter, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer of director, or in any other individual or representative capacity, engage or participate in any business or activity that is in any way in competition in any manner whatsoever with the business of the Bancorp and the Bank in Collier County, Florida.

              7. TERMINATION.

              Pursuant to the provisions of 12 U.S.C. Section 24 and any and all other provisions of this Agreement to the contrary notwithstanding, Executive's employment hereunder may be terminated:

                 7.1 Without Cause. In the sole and absolute discretion of the Board of Directors of the Bank may, without cause, terminate Executive's employment; provided, however, that if such termination occurs during the Term, and is for any cause other than as described in Sections 7.2, 7.3, 7.4, 7.5, 7.6 or 7.7 hereof, Executive shall receive a severance payment in the amount of 25% of the Executive's base salary then in effect under Section 3.1 of this Agreement. In addition, the Bank agrees to repurchase or arrange for the sale of any Common Stock owned by the Executive at the book value thereof as of the nearest quarter after termination pursuant to this Article 7.

                 7.2 Death or Disability. Upon Executive's death or medical or legal disability to continue his duties hereunder, this Agreement shall automatically and without notice terminate as of the date of such death or disability.

                 7.3 Termination for Cause. (a) The Board of Directors of the Bank may for cause terminate Executive's employment at any time during the Term of this Agreement. In such event, all of Executive's rights under this Agreement shall terminate and Executive shall have no right to receive compensation or other benefits for any period after the effective date of such termination for cause. Termination for cause shall be defined as your personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law (other than minor traffic violations or similar misdemeanor offenses), rule or regulation adopted by the Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation or other regulatory agency with jurisdiction over the Bank, any judgment, ruling or decree by any court of competent jurisdiction or administrative body that precludes or impairs Executive's ability to perform the services contemplated by this Agreement or any material breach by Executive of any provision of this Agreement.


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                 7.3 (b) The Board of Directors of the Bank shall provide the
Executive with written notice and the reasons for any termination for cause, which termination shall be effective in accordance with Section 10.1 of this Agreement, provided, however, if the reason for termination for cause involves continuing intentional or habitual failure to perform stated duties or the violation of any law, rule or regulation adopted by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or other regulatory agencies with jurisdiction over the Bank, where such regulatory authority provides, in writing, for an opportunity to cure or any material breach by Executive. The Executive shall have a period of thirty (30) days from the date of such notice to cure such breach provided, further, that the determination of whether or not such breach has been cured shall be the sole determination of a majority of the members of the Board of Directors of the Bank, excluding the Executive, and such determination shall be binding upon the Executive.

                 7.4 Compliance with Law and Regulation. Executive and the Bank expressly acknowledge and agree that any payments made to Executive pursuant to this Agreement or otherwise are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                 7.5 Suspension and Removal Orders. If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay Executive's all or part of the compensation withheld while its obligations under this Agreement were suspended; and (ii) reinstate (in whole or in part) any of its obligations which were suspended. If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or
(g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                 7.6 Termination by Default. If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the parties shall not be affected.

                 7.7 Supervisory Assistance or Merger. All obligations under this Agreement shall be terminated, except to the extent that it is determined that continuation of the Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of the Comptroller of the Currency (the "Director") or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(c)); or (ii) by the Director or his or her

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designee, at the time that the Director or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is in an unsafe or unsound condition. All rights of the parties that have already vested, however, shall not be affected by such action.

                 7.8 General Release of Claims. As a material inducement to the Bank to enter into this Agreement including payment of severance pay as stated in Section 7.1, the Executive hereby irrevocably and unconditionally releases, acquits, and forever discharges the Bancorp and the Bank and each of its owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, ("Claim" or "Claims"), which Executive now has, owns, or holds, or claims to have, own or hold, or which Employee at any time heretofore had, owned, or held, or claimed to have, own, or hold, or which Employee at any time hereinafter may have, own, or hold, or claim to have, own, or hold, against each or any of the Releasees.

              8. STOCK OPTIONS.

              The Bancorp has determined to implement a stock option plan to cover Directors, Officers and employees of the Bancorp and its subsidiaries, including the Bank.

              (a) The Bank hereby agrees to grant Executive a bonus of 5,000 incentive stock options to buy shares of Common Stock of the Bancorp at a price of $15 per share, if both the Bank's Return on Equity ("ROE") is in excess of 2% and the Bank's Return on Assets ("ROA") is in excess of 0.35% at the end of the Bank's second year of operations in accordance with the bank's business plan. If the Bank's earnings meet the test set forth in the previous sentence, the Executive will receive options to purchase an additional 5,000 shares per year in each of the third, fourth and fifth years of the Executive's employment by the Bank. The options shall vest in accordance with the Bancorp's Stock Option and Incentive Plan over a five year period.

              (b) The Bank hereby agrees to grant Executive an additional bonus for superior performance of up to a maximum of options to purchase an additional 5,000 shares of Common Stock of the Bancorp, in the discretion of the Board in each year in which both the Bank's ROE is in excess of 13.5% and the Bank's ROA is in excess of 1.10%. This bonus will be applicable for years three through six. These options shall vest in accordance with the Bancorp's Stock Option and Incentive Plan over a five year period.


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              9. MISCELLANEOUS.

                 9.1 Ratification. This Agreement is subject to ratification by the Board of Directors of the Bank and the Office of the Comptroller of the Currency (the "OCC") and, if not ratified by the Board of Directors of the Bank and by the OCC by June 1, 1998 shall be void and of no further force and effect and the Bank shall have no further obligations to the Executive other than to pay the compensation provided for under Section 3.1 of this Agreement for the period the Executive actually works for the Bank.

                 9.2 Notice. Any and all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or forty-eight (48) hours after being mailed, certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth above or to such addresses as may from time to time be designated in writing.

                 9.3 Time. Time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is a factor.

                 9.4 Entire Agreement. This Agreement sets forth the entire agreement between Executive and the Bank pertaining to the subject matter hereof, fully supersedes any and all prior agreements or understandings between Executive and any other persons on behalf of the Bank pertaining to the subject matter hereof and no change in modification of or addition, amendment or supplement to this Agreement shall be valid unless set forth is writing and signed and dated by Executive and the Bank.

                 9.5 Further Assurances. Executive and the Bank, without the necessity of any further consideration, agree to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the purposes and subject matter of this Agreement.

                 9.6 Applicable Law. The existence, validity, construction and operational effect of this Agreement, any and all of these covenants, agreements, representations, warranties, terms and conditions and the rights and obligations of Executive and the Bank hereunder shall be determined in accordance with the regulations of the Comptroller provided, however, that any provision of this Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

                 9.7 Controversy. In the event of any controversy, claim, or dispute between Executive, Bancorp and the Bank arising out of or relating to this Agreement, the prevailing party shall be entitled to recover as costs from the non-prevailing party reasonable expenses, including, but not by way of limitation, attorneys' fees and accountant's fees.


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                 9.8 Arbitration. Any dispute regarding any aspect of this
Agreement, including but not limited to its formation, performance or breach ("arbitrable dispute") , shall be submitted to arbitration in Collier County, Florida, before a single experienced employment arbitrator licensed to practice law in Florida and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as the exclusive forum for resolving such claims or dispute. The arbitrator shall not have authority to modify or change the Agreement in any respect. The prevailing party in any such arbitration shall be awarded its costs, expenses, and actual attorneys' fees incurred in connection with the arbitration. The Bank and Executive shall each be responsible for payment of one-half the amount of the arbitrator's fee(s). The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgment by the appropriate Court of the State of Florida for the County of Collier. Should any part to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

                 9.9 Headings and Gender. The section headings used in this Agreement are intended solely for the convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Agreement and the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

                 9.10 Successors. The covenants, agreements, representations, warranties, terms and conditions contained in this Agreement shall be binding upon and insure to the benefit of the successors and assigns of Executive and the Bank; provided, however, that Executive may not assign any or all of his rights or duties hereunder except upon the prior written consent of the Board in its sole and absolute discretion.

DATED:    MARCH 31                  , 1998
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                                                     PELICAN NATIONAL BANK


                                                     By:/s/ CHARLES C. HUFFMAN
                                                        ------------------------

DATED:    MARCH 31                  , 1998
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  /s/ MICHAEL D. SURGEN
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MICHAEL D. SURGEN



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